                                                                 Exhibit T3A-35.

                                  Delaware                                PAGE 1

                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "COVANTA NEW MARTINSVILLE HYDROELECTRIC CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIFTH DAY OF FEBRUARY, A.D. 1986, AT 10 O'CLOCK A.M.

         CERTIFICATE OF AMENDMENT, FILED THE SIXTH DAY OF MAY, A.D. 1986, AT 10 O'CLOCK AM.

         CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTIETH DAY OF JANUARY, A.D. 1993, AT 9 O'CLOCK A.M.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "CATALYST NEW MARTINSVILLE HYDROELECTRIC CORPORATION" TO "COVANTA NEW MARTINSVILLE HYDROELECTRIC CORPORATION", FILED THE FOURTEENTH DAY OF MARCH, A.D. 2001, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       HARRIET SMITH WINDSOR,

                                                                 Exhibit T3A-35.

SECRETARY OF STATE

2084251        8100H                                     AUTHENTICATION: 2951503
040135436                                                         DATE: 02-25-04

                                                                 Exhibit T3A-35.

                          CERTIFICATE OF INCORPORATION

                                       OF

               CATALYST NEW MARTINSVILLE HYDROELECTRIC CORPORATION

                  FIRST: The name of the Corporation is CATALYST NEW MARTINSVILLE HYDROELECTRIC CORPORATION.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The nature of the business or purposes to be conducted or promoted are to engage exclusively in the following business and financial activities:

                  (a) To develop construct, finance, own and/or operate, or to arrange for the development, construction, financing, and/or operation of, a 34-megawatt hydroelectric generating plant to be located at Hannibal Locks & Dam on the Ohio River in Wetzel County, West Virginia.

                  (b) To conduct any ancillary business necessary to accomplish the purposes set forth in (a) above.

                  (c) Subject to the limitations set forth in (a) and (b) above, to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total authorized capital stock of the Corporation shall be Five Thousand (5,000) shares of Common Stock, without par value.

                  FIFTH: The name and mailing address of the sole incorporator is as follows:

                                                                 Exhibit T3A-35.

        Name                                                Mailing Address

Nancy M. Persechino                                     30 Rockefeller Plaza
                                                        23rd Floor
                                                        New York, New York 10112

                  SIXTH: The Board of Directors is authorized to adopt, amend or repeal the ByLaws of the Corporation.

                  SEVENTH: The number of directors of the Corporation shall be such as from time to time shall be fixed by the By-Laws. Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the shares entitled to vote at an election of directors.

                  EIGHTH: Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided by the By-Laws, or, if not so designated, at the registered office of the Corporation in the State of Delaware. Election of directors need not be by written ballot unless and to the extent that the By-Laws so provide.

                  NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said

                                                                 Exhibit T3A-35.

compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                  TENTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

                  THE UNDERSIGNED, being the sole incorporator above named, for the purpose of forming a corporation pursuant to the General corporation of Law of the state of Delaware, has signed this instrument on the 24th day of February, 1986 and does hereby acknowledge that it is her act and deed and that the facts stated herein are true.

                                                /s/ Nancy M. Persechino
                                                --------------------------------
                                                Nancy M. Persechino
                                                Sole Incorporator

                                                30 Rockefeller Plaza
                                                23rd Floor
                                                New York, New York 10112

                                                                 Exhibit T3A-35.

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

               CATALYST NEW MARTINSVILLE HYDROELECTRIC CORPORATION

                     Pursuant to Section 241 of the General
                    Corporation Law of the State of Delaware

                  CATALYST NEW MARTINSVILLE HYDROELECTRIC CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY
THAT:

                  FIRST: The Board of Directors of the Corporation adopted by unanimous written consent dated March 28, 1986, resolutions setting forth an amendment to the Certificate of Incorporation of the Corporation.

                  SECOND: Said amendment would amend the Certificate of Incorporation of the Corporation by deleting Article NINTH in its entirety.

                  THIRD: Said amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

                                                                 Exhibit T3A-35.

                  FOURTH: The Corporation has not received any payment for any of its stock as of the date hereof.

                  FIFTH: The capital of the Corporation will not be reduced under or by reason of said amendment.

                  IN WITNESS WHEREOF, the undersigned, being the President of the Corporation. has signed this instrument the 28th day of March, 1986 and does thereby approve and acknowledge under penalties of perjury, that this instrument is the act and deed of the Corporation and that the facts stated therein are true.

                                                 CATALYST NEW MARTINSVILLE
                                                 HYDROELECTRIC CORPORATION

                                                 By: /s/ John D. Kuhns
                                                     -------------------------
                                                        John D.Kuhns
                                                          President

Attest:

/s/ Lawrence S. Cohen
    ----------------------------
     Lawrence S. Cohen
     Secretary

                                                                 Exhibit T3A-35.

                                                                 Exhibit T3A-35.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED O9:00 AM 01/20/l993
930225136 -- 2084251

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is

              CATALYST NEW MARTINSVILLE HYDROELECTRIC CORPORATION

         2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

         3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

         4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on       , 1993

                                                  /s/ Peter Allen
                                                  -----------------------------
                                                  Peter Allen, Vice - President

Attest:

/s/ Jerry L. Effinger
--------------------------------

                                                                 Exhibit T3A-35.

Jerry L.Effinger Asst.Secretary

                                                   DE certificate of change
                                                   4/91

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

               CATALYST NEW MARTINSVILLE HYDROELECTRIC CORPORATION

It is hereby certified that:

                  1. The name of the corporation (hereinafter the "corporation") is

               CATALYST NEW MARTINSVILLE HYDROELECTRIC CORPORATION

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

         Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA NEW MARTINSVILLE HYDROELECTRIC CORPORATION

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of
Section 242 and 228 of the

                                                                 Exhibit T3A-35.

General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March ___,2001.

                                                       /s/ Patricia Collins
                                                       -------------------------
                                                       Name:  Patricia Collins
                                                       Title: Asst. Secretary

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/14/2001
  020126410 -- 2084251